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                                                                   EXHIBIT 10.21

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

     This, the First Amendment to that Employment Agreement (the "Agreement") between James Devine and Horizon Offshore Contractors, Ltd., entered into the 11th day of October, 1999, is entered into by and between the parties effective the 28th day of July, 2001.

     FOR the mutual promises and covenants set forth herein, the parties do hereby agree as follows:

     1. Unless otherwise defined herein, all capitalized terms shall have the meaning assigned to them in the Agreement.

     2. Section 2.0 is deleted in its entirety and replaced by the following:

        TERM. (a) Subject to the provisions for termination as hereinafter provided, Employee's employment pursuant to the terms of this Agreement shall be for the period expiring on October 31, 2002 (the "Employment Term"). The Employment Term shall automatically extend for an additional year unless on or before September 1 of each year, beginning in 2001, Employee provides written notice of intent not to extend the employment Term.

              (b) Following Employee ceasing for whatever reason to be an employee of the Company, each party shall have the right to enforce all rights, and shall be bound by all obligations, of such party that are continuing rights and obligations under the terms of this Agreement.

              (c) During the Employment Term, the Employee's status as an employee will terminate immediately and automatically and this Agreement shall terminate, subject to the provisions of Section 2 (b), upon the earliest to occur of:

                  (i) the death or "Disability" (as defined below) of the Employee;

                  (ii) the discharge of the Employee by the Company "For Cause"
                       (as defined below); or

                  (iii) the giving of notice by Employee of his intent to
                        terminate this Agreement for any reason, at his sole discretion; or

                  (iv) the expiration of the Employment Term

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              (d) As used herein, "For Cause" shall mean any one or more of the following:

                  (i) material or repeated violations by the Employee (after notice thereof from the Company) of the terms of this Agreement or the Employee's material or repeated failure (after notice thereof from the Company and the opportunity to remedy the failure within thirty (30) days of such notice) to perform the Employee's duties in a manner consistent with the Employee's position;

                  (ii) the Employee's final conviction of a felony; or

                  (iii) substance abuse on the part of the Employee.

     Anything in this Agreement to the contrary notwithstanding, the Employee's employment may not be terminated "for cause" unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (without giving effect to the Employee's status as a director or any vote of the Employee) at a meeting of the Board called and held for the purpose (after reasonable notice to the employee and an opportunity for the Employee to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of any of the conduct set forth in clause (i) through
(ii) of this subparagraph (d) and specifying the particulars thereof in detail.

              (e) As used herein, "Disability" shall mean a physical or mental incapacity of the Employee that, in the good faith determination of the Board, has prevented the Employee from performing the duties assigned the Employee by the Company for 60 consecutive days or for a period of more than 90 days in the aggregate in any 12-month period and that, in the determination of the Company after consultation with a medical doctor appointed by the Company, may be expected to prevent the Employee for any period of time thereafter from devoting the Employee's full time and energies (or such lesser time and energies as may be acceptable to the Company in its sole discretion) to the Employee's duties as provided hereunder. The Employee's employment hereunder, except as otherwise agreed to in writing between the Company and the Employee, shall cease as of the date of such determination. The Employee agrees to submit to medical examinations, at the Company's sole cost and expense, to determine whether a Disability exists pursuant to reasonable requests that the Company may make from time to time. During the period of any such physical or mental incapacity as provided above, the salary otherwise payable to the Employee may, in the absolute discretion of the Company, be reduced by the amount of any disability benefits or payments received by the Employee from the Company or any disability or health plan funded in whole or in part by the Company (excluding health insurance benefits or other

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reimbursement of medical expenses attributable to insurance policies that have not been funded in any part by the Company).

     3. A new Section 9.0 shall be added as follows

9.0 EFFECT OF TERMINATION ON COMPENSATION. In the event of termination of this Agreement by Company for any reason other than For Cause, or by Employee in accordance with Section 2 (c) (iii), above, Employee shall be entitled to the following:

        (a) a lump sum payment by Company equal to three hundred (300%) percent of Employee's annual base salary in effect at the time of termination;

        (b) immediate vesting of any stock options or other equity based awards issued to Employee prior to termination, with the right to exercise any such options within 365 days of termination;

        (c) continued participation in any welfare benefit plans including without limit medical, life insurance and disability insurance for a period of three (3) years from termination;

        (d) Employee shall have no duty to find new employment following the termination of his employment under circumstances which require Company to pay any amount to Employee pursuant to this Section 9.0 Any salary or remuneration received by Employee from a third party for the providing of personal services (whether by employment or by functioning as an independent contractor) following the termination of his employment under circumstances pursuant to which
Section 9.0 applies shall not reduce Company's obligation to make a payment to Employee (or the amount of such payment) pursuant to the terms of Section 9.0.

     4. Except as expressly modified herein, all other terms and conditions of the Agreement are unchanged and remain in full force and effect.

 /s/ JAMES DEVINE                                /s/ DAVID W. SHARP
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Employee                                       Employer

Date:   July 28, 2001                          Date:   July 28, 2001
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Place:                                         Place:
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